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                                                                Exhibit 10(a)
                           FIRST AMENDED AND RESTATED
                           --------------------------
                             SECURED PROMISSORY NOTE
                             -----------------------
$10,500,000                                    Dated as of September 19, 1995

         For value received, MERITAGE CAPITAL CORP., a Florida corporation, f/k/a Meritage Hospitality Group Incorporated (the "Maker"), promises to pay to MERITAGE HOSPITALITY GROUP INC., f/k/a Thomas Edison Inns, Inc., a Michigan corporation (the "Holder"), or its assignee if Maker has actual knowledge of such assignee, at the Holder's address at 40 Pearl Street, N.W., Suite 900, Grand Rapids, Michigan 49503, or at such other place as the Holder may from time to time specify by written notice to the Maker, the principal sum of TEN MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($10,500,000.00). The outstanding principal balance under this Note shall not bear interest; provided, however, that if an Event of Default has occurred (as provided in Section V), then during such time the Event of Default is continuing the outstanding principal balance under this Note shall bear interest at 3% per annum.

                           I. STATED PAYMENT SCHEDULE
                              -----------------------

                  Principal under this Note shall be paid as follows:

      A. Simultaneously with the execution and delivery of this First Amended and Restated Secured Promissory Note, the Maker has made a voluntary prepayment of the indebtedness evidenced hereby in the amount of SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($750,000), thereby reducing the principal indebtedness evidenced by this Note to NINE MILLION SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($9,750,000). The Maker shall have no obligation to make any further payments under this Note until September 19, 2000.

      B. Beginning on September 19, 2000, and continuing on the same day of each successive year thereafter through and including September 19, 2005, the Maker shall pay to the Holder principal in an amount equal to ONE MILLION SIX HUNDRED TWENTY-FIVE THOUSAND DOLLARS ($1,625,000).

                II. STOCK PURCHASE AGREEMENT; ORIGINAL NOTE;
                    -----------------------------------------
                    RIGHTS OF SETOFF, ESCROW AND CANCELLATION
                    -----------------------------------------

         This Note is the first amended and restated version of the Secured Promissory Note (the "Original Note") made and delivered by the Maker in conjunction with, and as an integral part of, the transactions described in a certain Stock Purchase and Sale Agreement dated September 19, 1995, to which the Maker and the Holder are parties (the "Stock Purchase Agreement"), pursuant to which the Maker acquired from the Holder certain common stock of the Holder. The Holder, by resolution of its Board of Directors dated May 21, 1996, agreed to accept this Note in substitution for and in place of the Original Note. The Original Note shall be marked "cancelled" and returned by the Holder to the Maker promptly upon execution and delivery of this Note by the Maker to the Holder.

         In accordance with paragraph 13.4 of the Stock Purchase Agreement, the Maker will be entitled to reduce, on a dollar-for-dollar basis, any amounts payable to the Holder pursuant to this Note by the amount of any judgment for indemnity obtained by the Maker against the


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Holder, subject to satisfaction of the applicable conditions for such reduction set forth in the Stock Purchase Agreement. Paragraph 13.5 of the Stock Purchase Agreement sets forth the terms and conditions upon which the Maker shall be entitled to make payments otherwise due under this Note into escrow pending resolution of a claim for indemnity asserted by the Maker pursuant to the Stock Purchase Agreement. This Note shall not be deemed to be in default on account of failure to make a payment when due to the extent that such failure is attributable to the existence of a claim for indemnity asserted by the Maker against the Holder, provided that the Maker has complied in all material respects with the requirements of Section 13 of the Stock Purchase Agreement.

         Paragraph 1.2(c) and (d) of the Stock Purchase Agreement contain certain rights in favor of the Maker to cancel, and receive a return of, this Note.

                            III. OPTIONAL PREPAYMENT
                                 -------------------

         The Maker may, at its option, prepay the indebtedness evidenced by this Note at any time, in whole or in part, without penalty or premium.

                      IV. STOCK PLEDGE; LIMITATION OF LIABILITY
                          -------------------------------------

         This Note is secured by a certain Amended and Restated Stock Pledge Agreement between Maker and Holder dated September 19, 1995 (the "Amended Stock Pledge Agreement"). The Maker's liability under this Note and the Amended Stock Pledge Agreement shall be limited at all times to the Maker's interest in the collateral that is encumbered, from time to time, by the Amended Stock Pledge Agreement, plus the positive amount, if any, determined from time to time by the following formula (the "Liability Formula"):

                    M minus P, where:

                    M = $1,087,828.75, which represents the sum of (a)
                        the proceeds of the special dividend in the amount of $.50 per share paid to the Maker in April 1996 in respect of the common stock of the Holder then owned by the Maker [i.e., $.50 multiplied by 1,550,000 shares = $775,000.00], and (b) the value, as of the close of trading on January 25, 1996 [being the date upon which the Holder's Board of Directors waived the restrictions set forth in
                        Section 8.1 of the Stock Purchase Agreement on the Maker's right to vote the shares of stock it acquired pursuant to the Stock Purchase Agreement], of the 54,405 shares of common stock of the Holder owned by the Maker prior to September 19, 1995, based upon the average of the last reported "bid and ask" prices on January 25, 1996 (i.e., $6 bid/$5.50 asked, for an average price of $5.75 per share, multiplied by 54,405 = $312,828.75); and

                    P = the sum of Permitted Payments made by the Debtor
                        during the term of this Note.

The Debtor's interest in the collateral that is encumbered, from time to time, by the Amended Stock Pledge Agreement, together with the amount determined by the Liability Formula, is referred to herein as the "Maximum Recovery".



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         The Holder shall neither seek, nor be entitled to, any recovery or remedy against the Maker under this Note and the Amended Stock Pledge Agreement other than the Maximum Recovery. Other than as described in the immediately preceding paragraph, in no event shall the Maker be liable for a deficiency judgment or other money judgment under this Note or the Amended Stock Pledge Agreement.

                          V. EVENTS OF DEFAULT; REMEDIES
                             ---------------------------

         The failure by the Maker to duly and punctually observe or perform any material obligation of the Maker set forth in this Note or in the Amended Stock Pledge Agreement shall constitute an "Event of Default" under this Note. If an Event of Default has not been cured within ten (10) days after receipt by the Maker of written notice from the Holder of the existence of an Event of Default (such notice from the Holder to specify in reasonable detail the act or omission that has given rise to the Event of Default), the indebtedness evidenced by this Note shall be in default (the date upon which the indebtedness evidenced by this Note first is in default is referred to below as the "Default Date") and the Holder thereafter shall have the right, at any time during the continuation of the Event of Default, to accelerate the indebtedness evidenced by this Note and to take such action as may be permitted at law or in equity (including but not limited to the remedies provided for in the Amended Stock Pledge Agreement referred to above) to collect the indebtedness evidenced by this Note, subject in all events to the limitation on the Maker's liability under this Note set forth above.

         The Maker shall pay all costs of collection, including reasonable attorney's fees, in case the indebtedness evidenced by this Note or any part thereof is not paid when due, or in case it becomes necessary to protect the security for this Note, whether suit is brought or not.

                                    VI. NOTICES
                                        -------
         All notices and other communication hereunder shall be in writing and shall be deemed give if delivered personally, sent by reputable overnight courier, acknowledgment or receipt requested, or mailed by registered, overnight or certified mail, postage prepaid, return receipt requested (such notice to be effective on the date such receipt is acknowledged) as follows:

                           If to the Maker, addressed to:
                           ------------------------------

                           Meritage Capital Corp.
                           40 Pearl Street, N.W., Suite 900
                           Grand Rapids, Michigan  49503
                           Attention: Christopher B. Hewett, President

                           If to the Holder, addressed to:
                           -------------------------------
                           Meritage Hospitality Group Inc.
                           40 Pearl Street, N.W., Suite 900
                           Grand Rapids, Michigan  49503
                           Attention:  President

or to such place and with such other copies as the Maker or the Holder may designate for itself by written notice to the other.



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                                    VII. GENERAL
                                         -------

         Neither the failure of the Holder promptly to notify the Maker of the existence of an Event of Default, nor its failure to exercise any right or remedy it may have upon the occurrence of an Event of Default, nor the failure of the Holder to demand strict performance of any obligations of the Maker under this Note, shall constitute a waiver of any such rights during the continuation of an Event of Default, nor shall any of the foregoing constitute a waiver of any such rights during the continuation of any future Event of Default. Further, acceptance by the Holder of partial payments following due acceleration of the indebtedness evidenced hereby shall be deemed acceptance of payment on account and shall not constitute a waiver by the Holder of the Event of Default or a waiver of a waiver of the acceleration of such indebtedness.

         The Maker waives presentment, protest and demand, notice of protest, demand, dishonor and nonpayment of this Note. The Holder may extend the time of payment or otherwise modify the terms of payment of the indebtedness evidenced by this Note, and such extension or modification shall not alter or diminish the Maker's liability under this Note.

                                VII. GOVERNING LAW
                                     -------------

         This Note shall be governed by and construed in accordance with the laws of the State of Michigan.

         This First Amended and Restated Secured Promissory Note is executed and delivered on June 7, 1996, but is to be effective as of September 19, 1995.


                                     MERITAGE CAPITAL CORP.

                                     By: /s/  Christopher B. Hewett
                                        ---------------------------
                                         Christopher B. Hewett,
                                         President

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